Exhibit 32.2
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Tobin C. Schilke, Chief Financial Officer of Revance Therapeutics, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1.    The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.2, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 5, 2021
IN WITNESS WHEREOF, the undersigned has set his hands hereto as of the 5th day of August, 2021.

/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer
(Duly Authorized Principal Financial Officer and Principal Accounting Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Revance Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.